SCHEDULE 14A
                                (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              META GROUP, INC.
_____________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

_____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  (X) No fee required.
  ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

                                not applicable
_____________________________________________________________________________

  (2) Aggregate number of securities to which transactions applies:

                                not applicable
_____________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                not applicable
_____________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:

                                not applicable
_____________________________________________________________________________

  (5) Total fee paid:

                                not applicable
_____________________________________________________________________________

  ( ) Fee paid previously with preliminary materials.
_____________________________________________________________________________

  ( ) Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)	Amount Previously Paid:

                                not applicable
_____________________________________________________________________________

  (2) Form, Schedule or Registration Statement No.:

                                not applicable
_____________________________________________________________________________

  (3)	Filing Party:

                                not applicable
_____________________________________________________________________________

 	(4)	Date Filed:

                                not applicable
_____________________________________________________________________________


                                META GROUP, INC.
                                208 Harbor Drive
                         Stamford, Connecticut  06912-0061
                                 ---------------

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 27, 1998
                                 _______________

To the Stockholders of META Group, Inc.:

   The Annual Meeting of Stockholders of META Group, Inc., a Delaware corporation (the "Corporation"), will be held on Wednesday, May 27, 1998 at 9:00 a.m., local time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, CT 06870, for the following purposes:

      (1) To elect two Class III Directors to serve for a three-year term and until their successors have been duly elected and qualified.

      (2) To approve the amendment and restatement of the Corporation's 1995 Stock Plan (the "Amended and Restated 1995 Plan") to
          (i) increase the number of shares of Common Stock, par value $.01 per share, of the Corporation, issuable over the term of the Plan by 1,500,000 shares to 3,000,000 shares in the aggregate and
          (ii) extend the exercise period after death from 180 days to one year for "incentive" stock options granted after the date the stockholders of the Corporation approve the Amended and Restated 1995 Plan.

       (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   Only stockholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors

Bernard F. Denoyer
Secretary

Stamford, Connecticut
April 13, 1998

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF STOCKHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.


<PAGE 1>
                               META GROUP, INC.
                               208 Harbor Drive
                       Stamford, Connecticut  06912-0061

                               _________________

                               PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 27, 1998
                               _________________

                                April 13, 1998


   Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of META Group, Inc., a Delaware corporation
(the "Corporation"), for use at the Annual Meeting of Stockholders to be held on May 27, 1998, at 9:00 a.m., local time, at The Hyatt Regency Hotel,
1800 East Putnam Avenue, Old Greenwich, CT 06870 or at any adjournments or postponements thereof (the "Annual Meeting"). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1997, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 13, 1998.

   Only stockholders of record at the close of business on April 1, 1998 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. As of that date, 7,463,241 shares of Common Stock, $.01 par value per share
(the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut, 06912-0061, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

   The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

   In the election of the Class III Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as Class III Directors. On any other matter being submitted to stockholders, including the approval of the Company's Amended and Restated 1995 Plan, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

   The persons named as attorneys-in-fact in the proxies, Dale Kutnick and Bernard F. Denoyer, are a director and officer and an officer of the Corporation, respectively. All properly executed proxies returned in time to be counted at the meeting will be voted. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof)

<PAGE 2>

will be voted FOR the matters set forth in the accompanying Notice of Meeting. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

   The Board of Directors of the Corporation knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

          MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth as of the Record Date (unless otherwise indicated) certain information regarding the beneficial ownership of shares of the Corporation's Common Stock by (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at the Record Date, (ii) each director or nominee, (iii) each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) all executive officers, directors and nominees as a group.


       Name and Address            Amount and Nature                 Percent of
       of Beneficial Owner          of Ownership (1)                 Class (2)
______________________________________________________________________________
Dale Kutnick (3)                        1,007,159                      13.5%
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT  06912


Pilgrim Baxter & Associates, Ltd.(4)      795,600                      10.7%
  825 Duportail Road
  Wayne, PA  19087


Marc Butlein (5)                          694,160                       9.3%
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT 06912


T. Rowe Price Associates, Inc.(6)         637,200                       8.5%
    100 East Pratt Street
    Baltimore, MD 21202


<PAGE 3>

FMR Corp. (7)                             552,200                       7.4%
  82 Devonshire Street
  Boston, MA  02109


Massachusetts Financial Services Co. (8)  467,880                       6.3%
    500 Boylston Street
    Boston, MA  02116


George McNamee (9)                        159,666                       2.1%
   c/o First Albany Corporation
   30 South Pearl Street
   Albany, NY  12207


Joseph P. Gottlieb (10)                    88,000                       1.2%
   c/o META Group, Inc.
   Harbor Plaza, 208 Harbor Drive
   Stamford, CT 06912

<PAGE 3>

John Aaron Zornes (11)                     62,075                        *
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT 06912


Daniel S. Fitzgerald (12)                  27,933                        *
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT 06912


Michael Simmons (13)                       25,000                        *
  c/o MS Associates
  1865 West Union Avenue, Suite R
  Englewood, CO 80110


Bernard F. Denoyer (14)                    17,266                        *
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT 06912


Harry S. Gruner (15)                       17,143                        *
  c/o JMI Equity Fund
  1119 St. Paul Street
  Baltimore, MD 21202


Francis J. Saldutti (16)                   14,734                        *
  c/o Ardent Research Partners, L.P.
  200 Park Avenue, 39th Floor
  New York, NY 10166


All directors and executive officers     2,171,761                     28.3%
  as a group (11 persons)(17)
____________________________________
*Less than 1%								                           (footnotes begin on next page)


(1) Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Corporation by directors (and nominees), officers and principal stockholders.
(2) Applicable percentage of ownership as of the Record Date is based upon 7,463,241 shares of Common Stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 15,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.
(4) These shares are owned by various individual and institutional investors, to which Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") serves as investment advisor with the power to direct investments and/or sole power to vote the securities. Information included in this table regarding Pilgrim Baxter was obtained from its Schedule 13-G filed with the Commission on or about March 9, 1998.
(5) Includes 195,000 shares of Common Stock held by the Marc & Michaele Butlein Charitable Remainder Unit Trust, of which Mr. Butlein is a Trustee, 70,000 shares of Common Stock held by the Marc & Michaele
     Butlein Family Limited Partnership, of which Mr. Butlein is a General Partner, and 24,000 shares of Common Stock held by the Butlein Private Family Foundation, of which Mr. Butlein is an officer. Mr. Butlein disclaims beneficial ownership of all shares of Common Stock except for the shares he holds of record.

<PAGE 4>

(6) These securities are owned by various individual and institutional investors including the T. Rowe Price New Horizons Fund, Inc. (which owns 511,600 shares, representing 6.9% of the shares outstanding), to which
     T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Information included in this table regarding Price Associates was obtained from its Schedule 13-G filed with the Commission on or about February 12, 1998.
(7) These securities are owned by various individual and institutional investors including the Fidelity Export Fund and Multinational Fund
     (which owns 412,200 shares, representing 5.5% of the shares outstanding), to which FMR Corp. ("Fidelity") serves as investment advisor with the power to direct investments, but not to vote securities, which power resides with the Funds' Board of Trustees. Information included in this table regarding Fidelity was obtained from its Schedule 13-G filed with the Commission on or about February 14, 1998.
(8) Information included in this table regarding Massachusetts Financial Services Company was obtained from its Schedule 13-G filed with the Commission on or about February 12, 1998. Massachusetts Financial Services Company has sole dispositive power of the securities listed but disclaims sole voting power for a portion of the securities held.
(9) Consists of 153,000 shares of Common Stock owned by First Albany Corporation and 6,666 shares issuable to Mr. McNamee pursuant to stock options exercisable within 60 days of the Record Date. Mr. McNamee, a director of the Corporation, is Chairman and Co-Chief Executive Officer of First Albany Corporation, and may therefore be deemed to share voting and investment power over the shares owned by First Albany Corporation.
     Mr. McNamee disclaims beneficial ownership of the 153,000 shares owned by First Albany Corporation, except to the extent of his pecuniary interest therein.
(10) Includes 86,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.
(11) Includes 10,543 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.
(12) Includes 18,933 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date and 3,000 shares of Common Stock held by family members, as to which Mr. Fitzgerald has shared voting and investment power.
(13) Consists of 25,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.
(14) Includes 4,066 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date and 500 shares of Common Stock held by family members, as to which Mr. Denoyer has shared voting and investment power.
(15) Includes 5,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.
(16) Consists of 14,734 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.
(17) Includes 219,817 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

<PAGE 5>

                                    PROPOSAL I
                               ELECTION OF DIRECTORS

   The Corporation's Board of Directors is currently fixed at six members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Dale Kutnick and Francis J. Saldutti are Class I Directors, Messrs. Marc Butlein and Harry S. Gruner are Class II Directors, and Messrs. Michael Simmons and George McNamee are Class III Directors. The Class III Directors' terms will expire at the Annual Meeting.

   The Board of Directors has nominated and recommended that Messrs. Simmons and McNamee, who currently serve as Class III Directors, be reelected as Class III Directors, to hold office until the Annual Meeting of Stockholders for the fiscal year ending December 31, 2000, and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of both nominees.

   The following table sets forth the names of the nominees to be voted upon at the meeting and each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director.

     Nominee's or Director's
Name and Year Nominee or Director    Position(s) with   Year Term     Class of
    First Became a Director          the Corporation    Will Expire   Director
---------------------------------    ----------------   -----------   --------

Nominees:
---------
Michael Simmons (1994)                   Director           2001         III

George McNamee (1996)                    Director           2001         III

Continuing Directors:
---------------------
Dale Kutnick  (1989)                President, Research     1999           I
                                 Director, Chief Executive
                                   Officer and Director

Francis J. Saldutti (1991)               Director           1999           I

Marc Butlein (1989)                   Chairman of the       2000          II
                                    Board of Directors

Harry S. Gruner (1994)                   Director           2000          II

<PAGE 6>

                       THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors met six (6) times and took action by unanimous written consent three (3) times during the fiscal year ended December 31, 1997. Each of the directors attended all of the meetings of the Board of Directors during fiscal 1997. The Audit Committee of the Board of Directors, of which Messrs. Gruner, Saldutti and Simmons are currently members, is responsible for reviewing the results and scope of audits and other services provided by the Corporation's independent auditors and reviewing the Corporation's internal controls. The Audit Committee met once on February 7, 1997. The Compensation Committee, which consisted in fiscal 1997 of Messrs. Gruner, Saldutti and Simmons, makes recommendations concerning the salaries and incentive compensation of employees of, and consultants to, the Corporation and oversees and administers the Corporation's stock plans. The Compensation Committee met three (3) times during 1997 and took action by unanimous written consent one (1) time. Mr. Gruner resigned from the Compensation Committee in January 1998. The Board of Directors does not currently have a standing nominating committee.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the director nominees to be voted upon at the meeting, the directors and the executive officers of the Corporation, their ages and the positions currently held by each such person with the Corporation.

  Name                  Age                    Position
  ----                  ---                    --------

Dale Kutnick            48     President, Research Director, Chief Executive
                               Officer and Director
Bernard F. Denoyer      50     Treasurer, Senior Vice President - Finance,
                               Secretary and Chief Financial Officer
Daniel S. Fitzgerald    33     Executive Vice President, Sales & Marketing
Joseph P. Gottlieb      31     Executive Vice President and Director,
                               Cross-Functional Research
James J. Harrison       30     Executive Vice President and Director,
                               New Business Development
John Aaron Zornes       44     Executive Vice President and Service Director,
                               Application Delivery Strategies
Marc Butlein            59     Chairman of the Board

Harry S. Gruner(1)(2)   38     Director

George McNamee          51     Director

Francis J. Saldutti(1)  50     Director

Michael Simmons(1)      59     Director

____________________
(1) Member of Compensation and Audit Committees during fiscal 1997.
(2) Mr. Gruner resigned from the Compensation Committee in January 1998.

   Dale Kutnick, a co-founder of the Corporation, has served as President, Research Director, Chief Executive Officer and a Director of the Corporation since its inception in January 1989. Beyond his operational responsibilities, Mr. Kutnick directs all of META Group's research and analytic activities. He is also Executive Director of the META Executive Council, which prepares customized research for CIOs. Prior to co-founding META Group, Mr. Kutnick was Executive Vice President of Research at Gartner Group and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University.

   Bernard F. Denoyer has served as Senior Vice President - Finance since January 1998. Mr. Denoyer joined the Corporation in October 1994 as Vice

<PAGE 7>

President - Finance and was elected Chief Financial Officer and Treasurer of the Corporation in July 1995. In May 1996, the Board of Directors appointed Mr. Denoyer Secretary of the Corporation. Prior to joining the Corporation, Mr. Denoyer was an independent turnaround financial consultant from December 1993 until September 1994, and Vice President and Chief Financial Officer of Environetics, Inc. from May 1990 until November 1993, when Environetics, Inc. merged with IDEXX Laboratories, Inc. Previously,
Mr. Denoyer served for three years as Vice President, Finance for Gartner Group and held senior financial management positions with GTE Service Corp. and the Bunker-Ramo Corp. Mr. Denoyer earned his CPA in 1975 while at Ernst & Young. Mr. Denoyer has a MBA in Finance from the Columbia Business School and a B.A. in Economics from Fairfield University.

   Daniel S. Fitzgerald has served as Executive Vice President, Sales and Marketing since January 1998. Previously, Mr. Fitzgerald held the positions of Senior Vice President of Sales from January 1997 to December 1997, Regional Vice President of Sales - East from January 1995 to December 1996 and District Sales Director from June 1994 to December 1994. Prior to joining the Corporation in June 1994, Mr. Fitzgerald co-founded and served as Vice President of Sales for Affinity Research Corporation, a research and consulting firm, from May 1993 to June 1994. From June 1992 until April 1993, Mr. Fitzgerald held the position of Product Marketing Manager and Sales Director of New Science Associates (later acquired by Gartner Group).
Mr. Fitzgerald received a B.B.A in Marketing from the University of Massachusetts.

   Joseph P. Gottlieb has served as Executive Vice President and Director, Cross-Functional Research since November 1997. Mr. Gottlieb also leads
META Group's Publications business unit and supervises the On Line Services department. His previous experience within the Corporation has included positions as Executive Vice President, Marketing and Distribution from January 1997 to November 1997, Executive Vice President, Sales and Marketing from January 1995 until January 1997, Vice President and Service Director of the Corporation's Open Computing & Server Strategies service from November 1992 until January 1995, and Program Director of the Corporation's Global Networking Strategies service from September 1991 until November 1992.
Prior to joining META Group in September 1991, Mr. Gottlieb was a Manager with the Network Consulting Practice of Ernst & Young for four years; before that, he was with Network Strategies, Inc. Mr. Gottlieb graduated from Cornell University with a B.S. in Electrical Engineering.

   James J. Harrison has served as Executive Vice President and Director, New Business Development since August 1997. His previous experience within the Corporation has included positions as Senior Vice President and Service Director of META Metrix from September 1996 to July 1997, Senior Vice President of New Product Development from January 1997 to June 1997, Vice President and Service Director of the Corporation's Services & Systems Management Strategies service from January 1995 to April 1996 and Vice President and Program Director of the Global Networking Strategies service prior to January 1995. Prior to joining META Group in September 1990,
Mr. Harrison was a Manager with the Technology Consulting Practice of Ernst & Young; before that, he was with Network Strategies, Inc. and Comcept Associates. Mr. Harrison received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

   John Aaron Zornes has served as Executive Vice President and Service Director of the Corporation's Application Delivery Strategies service since January 1996. From October 1990 until December 1995, he held the position of Vice President and Service Director of the Application Development Strategy service. Prior to joining META Group in October 1990, Mr. Zornes held executive and managerial positions at Ingres Corporation, Wang Laboratories, Inc., Software AG of North America and Cincom Systems, Inc. Mr. Zornes received his M.S. in Management Information Systems from the University of Arizona.

   Marc Butlein, a co-founder of the Corporation, currently serves as Chairman of the Board of Directors. Mr. Butlein held the office of Secretary of the Corporation from January 1989 until May 1996, Executive Director of the META Executive Council from January 1994 until June 1996 and Senior Executive
Vice President from July 1995 until his retirement as an officer of the Corporation in December 1996. From January 1989 to April 1993, he served as Vice President and Director of the Enterprise Data Center Strategies service. Prior to co-founding META Group, Mr. Butlein spent three and one-half years with Gartner Group and 19 years with International Business Machines Corporation, where he held various marketing, development and corporate positions.

<PAGE 8>

   Harry S. Gruner has served as a Director of the Corporation since July 1994. Mr. Gruner has been a general partner of JMI Partners, L.P., the general partner of JMI Equity Fund, L.P., a venture capital firm, since 1992. From
1986 until joining JMI Equity Fund, L.P., Mr. Gruner was a Principal at Alex Brown & Sons Incorporated, an investment banking firm. Mr. Gruner also serves as a Director of Hyperion Software Corporation, Optika Imaging
Systems, Inc. and V-ONE Corporation, all of which are publicly traded corporations.

   George McNamee has served as a Director of the Corporation since August 1996. Since 1984, Mr. McNamee has been the Chairman of First Albany Companies Inc., a publicly traded holding company, and Chairman, Co-Chief Executive Officer and Director of First Albany Corporation, which is the primary subsidiary of First Albany Companies Inc. Mr. McNamee also serves as a Director of Map
Info Corporation and Chairman of Mechanical Technology Inc., both of which are publicly traded companies.

   Francis J. Saldutti has served as a Director of the Corporation since November 1991. Mr. Saldutti has been a general partner of Ardent Research Partners, L.P., a technology focused money management partnership, since April 1992 and was a senior technology analyst at Amerindo Investment Advisors, an investment firm, from October, 1989 through February 1995. Prior to October 1989, Mr. Saldutti was Senior Vice President and Director of Research for Gartner Securities, Director of Technology Research for
LF Rothschild, Unterberg, Towbin, an investment banking firm, and senior technology analyst for Merrill Lynch Asset Management's Science/Technology Fund.

   Michael Simmons has served as a Director of the Corporation since September 1994. Mr. Simmons serves as Principal and President of M.S. Associates, a technology management and operations consulting firm founded by him in October 1993. Mr. Simmons also served as the Chief Administrative Officer of Security Capital Group, a real estate investment firm, from June 1995 to March 1997. In 1993 and 1994, Mr. Simmons worked as an independent management consultant, and from 1990 through 1993, Mr. Simmons was an Executive Vice President at the Bank of Boston.

   Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of the executive officers or directors of the Corporation.

<PAGE 9>

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

   The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 1995, 1996 and 1997 to
(i) the Corporation's Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1997 (collectively, the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                       Annual Compensation(1) Compensation/Awards(2)
                                                               Securities Underlying    All Other
Name and Principal Position(1)    Year   Salary    Bonus($)   Options (# of shares)     Compensation
-----------------------------     ----   ------    --------   ----------------------   ------------
                                                                                             ($)(1)(3)

Dale Kutnick                      1997   $258,500   $249,580       20,000                  $8,144
  President, Research Director,   1996   $239,295   $204,447       20,000                  $9,772
  Chief Executive Officer and     1995   $225,750   $125,000                               $7,330
  Director

Bernard F. Denoyer                1997   $137,500    $92,170        6,000
  Senior Vice President-Finance,  1996   $125,000    $72,200        5,000
  Chief Financial Officer,        1995   $110,000    $40,000        1,600
  Treasurer and Secretary

Daniel S. Fitzgerald              1997   $130,000   $152,265(4)    12,000
  Executive Vice President,       1996    $92,000   $102,902(4)     4,000
  Sales & Marketing               1995    $85,000   $198,251(4)    11,400

Joseph P. Gottlieb                1997   $185,000    $95,100        7,000
  Executive Vice President and    1996   $175,000   $185,047       15,000
  Director, Cross-Functional      1995   $150,000   $104,000       30,000
  Research

John Aaron Zornes                 1997   $185,000   $152,602        7,500
  Executive Vice President and    1996   $170,000   $195,385        8,000
  Service Director, Application   1995   $156,525   $144,565        2,000
  Delivery Strategies
______________________________


(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.

(2) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal year 1997.

(3) Consists of premiums for term life insurance paid by the Corporation for the benefit of the Named Executive Officer.

(4) Includes sales commissions and bonus dollars earned by Mr. Fitzgerald based on achievement of sales performance objectives.

<PAGE 10>

Option Grants in Fiscal Year 1997

   The following table sets forth each grant of stock options made during the year ended December 31, 1997 to each of the Named Executive Officers:


                                Individual Grants
                    ------------------------------------------

                                                                             Potential Realizable
                      Number        % of Total                                Value at Assumed
                        of           Options                                   Annual Rates of
                    Securities     Granted to                                  Stock Price
                    Underlying      Employees       Exercise                    Appreciation
                      Options       in Fiscal        Price       Expiration    for Option Term (2)
Name                 Granted(1)       Year          ($/Share)       Date        5%($)       10%($)
----                 ----------     ----------      ---------    ----------     ---------   ----------
Dale Kutnick          15,000           3%            $17.75      04/03/07       $167,443    $424,334
                       5,000           1%            $19.525     04/03/02        $15,645     $45,308

Bernard F. Denoyer     6,000           1%            $17.75      04/03/07        $66,977    $169,734

Daniel S. Fitzgerald  12,000           3%            $17.75      04/03/07       $133,955    $339,467

Joseph P. Gottlieb(3)  7,000           2%            $17.75      04/03/07        $78,140    $198,023

John Aaron Zornes      7,500           2%            $17.75      04/03/07        $83,722    $212,167
_______________


(1) All options reflected in the Summary Compensation Table were granted on April 3, 1997 and vest one-fourth on April 3, 1998, an additional one-fourth on April 3, 1999, an additional one-fourth on April 3, 2000 and fully on April 3, 2001. The exercise price of the options is $17.75 per share, the fair market value of the Corporation's Common Stock on the date of grant, except for the options to purchase 5,000 shares granted to Mr. Kutnick at a price of $19.525 per share, which was 110% of the fair market value of the Corporation's Common Stock on the date of grant.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3) These options were granted in two equal parts: 3,500 option shares were granted as Incentive Stock Options ("ISOs") and 3,500 option shares were granted as Non-Qualified Stock Options in accordance with the $100,000 annual limitation on ISO vesting.

<PAGE 11>

Aggregate Option Exercises in Fiscal Year 1997 and Fiscal Year-End Values

   The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 1997 and the year-end value of unexercised options:


                                                             Number of Shares         Value of Unexercised In-the-
                             Shares                        Underlying Unexercised         Money Options at
                           Acquired on       Value           Options at Year-End           Year-End($)(2)
      Name                 Exercise(#)    Realized($)(1)    Exercisable/Unexercisable    Exercisable/Unexercisable
      ____                 ___________    ______________    _________________________    _________________________
Dale Kutnick                 400,000        $7,140,000           5,000 / 35,000                 0 / $49,500

Bernard F. Denoyer                                               7,716 / 10,284              $126,389 / $34,712

Daniel S. Fitzgerald                                            11,599 / 18,801             $201,082 / $121,568

Joseph P. Gottlieb                                              70,750 / 28,250           $1,347,550 / $217,250

John Aaron Zornes             51,532          $934,505           6,001 / 14,167              $79,186 / $44,381

______________


(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1997, the fiscal year-end ($22.00 per share), multiplied by the number of shares underlying the options.

Stock Plans

   The Corporation currently maintains five employee stock plans: the Restated and Amended 1989 Stock Option Plan, the 1993 Stock Option and Incentive Plan, the 1995 Stock Plan, the 1995 Non-Employee Director Stock Option Plan and the 1995 Employee Stock Purchase Plan (collectively, the "Stock Plans"). Following is a summary of the material features of the Stock Plans.

   The Restated and Amended 1989 Stock Option Plan (the "1989 Plan") provides for the issuance of a maximum of 3,600,000 shares of Common Stock pursuant to the grant of ISOs to employees and non-qualified stock options ("NQSOs") to employees, consultants, directors and officers of the Corporation. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee of the Board of Directors. As of December 31, 1997, options to purchase a total of 222,500 shares of Common Stock were outstanding under the 1989 Plan, all of which were then exercisable. The Corporation's Board of Directors resolved on March 3, 1993 that after that date, no further options may be granted or issued under the 1989 Plan. Accordingly, no options were granted under the 1989 Plan during the fiscal year ended December 31, 1997.

   The 1993 Stock Option and Incentive Plan (the "1993 Plan") provides for the issuance of a maximum of 1,600,000 shares of Common Stock pursuant to the grant of ISOs to employees and the grant of NQSOs to employees, consultants, directors and officers of the Corporation. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee of the Board of Directors. As of December 31, 1997, options to purchase a total of 378,097 shares of Common Stock were outstanding under the 1993 Plan, of which options for 305,604 shares were then exercisable. The Corporation's Board of Directors resolved on October 2, 1995 that after November 30, 1995 no further options may be granted or issued under the 1993 Plan. Accordingly, no options were granted under the 1993 Plan during the fiscal year ended December 31, 1997.

<PAGE 12>

   The 1995 Stock Plan (the "1995 Plan") provides for the issuance of a maximum of 1,500,000 shares of Common Stock pursuant to the grant of ISOs to employees and the grant of NQSOs, stock awards and opportunities to make direct purchases of stock to employees, consultants, directors and officers of the Corporation. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee of the Board of Directors. As of December 31, 1997, options to purchase a total of 751,544 shares of Common Stock were outstanding under the 1995 Plan, of which options for 117,906 shares were then exercisable. Shares available for future stock option grants at December 31, 1997 totaled 746,356 shares. During 1997, ISOs to purchase 387,500 shares of Common Stock and NQSOs to purchase 72,925 shares of Common Stock were granted under the 1995 Plan. The Board of Directors has adopted, subject to stockholder approval, the Amended and Restated 1995 Plan to
(i) increase the number of shares issuable over the term of the Plan by 1,500,000 shares to 3,000,000 shares in the aggregate and (ii) extend the exercise period after death from 180 days to one year for ISOs granted after the date of stockholder approval. See Proposal II.

   The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the grant of options to purchase a maximum of 150,000 shares of Common Stock to non-employee directors of the Corporation. The Director Plan authorizes the automatic grant of stock options only to members of the Board of Directors who are neither employees nor officers of the Corporation (individually, a "Non-Employee Director" and collectively, the "Non-Employee Directors"). The Director Plan is administered by the Compensation Committee. The Director Plan authorizes the grant (a) to each Non-Employee Director who is first elected to the Board after December 1, 1995, on the date such person is first elected to the Board of Directors without further action by the Board of Directors, of an option to purchase 10,000 shares of Common Stock and (b) to each person who is a Non-Employee Director on each successive one-year anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 5,000 shares of Common Stock. Options granted to newly elected Non-Employee Directors as described in part (a) of the preceding sentence vest 33 1/3% on the date of grant and an additional 33 1/3% on each successive one-year anniversary, and options granted as described in part (b) of the preceding sentence vest in full on the one-year anniversary of the date of grant. The exercise price per share for all options granted under the Director Plan is equal to 100% of the fair market value per share of the Common Stock on the date of grant. The term of each option is for a period of ten years from the date of grant. As of December 31, 1997, options to purchase a total of 45,000 shares of Common Stock were outstanding under the Director Plan, of which options for 21,666 shares were then exercisable. Shares available for future stock option grants at December 31, 1997 totaled 105,000 shares. During 1997, NQSOs to purchase 20,000 shares of Common Stock were granted under the Director Plan.

   The 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides for the issuance of a maximum of 250,000 shares of Common Stock pursuant to the exercise of non-transferable options granted to participating employees.
To participate in the Purchase Plan, an eligible employee must authorize the Corporation to make payroll deductions in an amount not less than 1% of the employee's base pay or salary but not more than 15% of the employee's total compensation during the six month periods beginning January 1 and July 1 (the "Payment Periods"). On the first business day of each Payment Period, the Corporation grants to each eligible employee participating in the Purchase Plan, an option to purchase on the last day of such Payment Period a maximum of 500 shares of Common Stock provided that such employee remains eligible to participate in the Plan throughout such Payment Period. The exercise price of options is the lesser of (i) 85% of the average market price of the Common Stock on the first business day of such Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Payment Period. The employee is entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Payment Period. The Purchase Plan is administered by the Compensation Committee of the Board of Directors. As of December 31, 1997, options to purchase 29,252 shares of Common Stock were exercised under the Purchase Plan.

<PAGE 13>

Compensation Committee Interlocks and Insider Participation

   The Corporation's Board of Directors has established a Compensation Committee, which consisted in 1997 of Messrs. Gruner, Saldutti and Simmons during the fiscal year ended December 31, 1997. Mr. Gruner resigned from the Compensation Committee in January 1998. The Compensation Committee currently consists solely of Messrs. Saldutti and Simmons. No members of the Compensation Committee were officers, employees or former officers of the Company. During the fiscal year ended December 31, 1997, the Board of Directors performed certain functions of the Compensation Committee. During this period, Mr. Kutnick, the Corporation's President, Research Director, Chief Executive Officer and a Director, and Mr. Butlein, the Corporation's Chairman of the Board, participated in deliberations of the Corporation's Board of Directors concerning the compensation of executive officers. As noted below, however, all executive compensation for 1997 was reviewed, approved and confirmed by the Compensation Committee. No executive officer of the Corporation served as a member of the compensation committee or board of directors of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Corporation.

Compensation of Directors

   Directors do not receive any cash compensation for their services, although directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors are also eligible to participate in the Director Plan, as described above.

Compensation Committee Report on Executive Compensation

   This report is submitted by the Corporation's Compensation Committee (the "Committee"), which consisted in 1997 of Messrs. Gruner, Saldutti and Simmons, each of whom is an independent, non-employee director of the Corporation. The Committee, pursuant to authority delegated by the Board of Directors, is responsible for the development and administration of the Corporation's executive compensation policies and the administration of the 1989 Plan, the 1993 Plan, the 1995 Plan, the Director Plan and the Purchase Plan. The Committee also oversees the compensation structure of the Corporation's senior management and other employees.

   The Corporation's executive compensation program for fiscal year 1997 was initially established by the Corporation's Board of Directors and subsequently reviewed, confirmed and approved by the Compensation Committee. The executive compensation program is designed to provide a compensation package that will attract, motivate, retain and reward highly qualified executive officers while providing incentives for executives to maximize the Corporation's financial results for the benefit of the Corporation's stockholders.

   The executive compensation program is designed to achieve the above goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options.

   Base salary compensation levels for each of the Corporation's executive officers are determined annually by the Committee by evaluating the individual officer's responsibilities, experience and performance, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Corporation.

   Cash bonuses are determined annually at the beginning of each year. In early 1997, the Committee set target bonus amounts for each executive officer. Such amounts were tied to the attainment of certain financial objectives by the Corporation determined by the Committee to be applicable to such executive officer's area or areas of responsibility. For certain executive officers, the Committee set multiple target bonus amounts, which amounts increased with improvement in the Corporation's performance. Financial objectives included total revenues, operating margins, expenses,

<PAGE 14>

and in certain cases, revenues and expenses in an executive's specific area or areas of responsibility, and various combinations of the above.
In fiscal 1997, the Corporation met or exceeded each financial objective (and in cases where multiple targets were set, the highest such objective) upon which these target bonuses were based.

   Long-term incentive compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers to share in the long-term appreciation in the value of the Corporation's Common Stock. It is the Corporation's policy to grant stock options to executive officers at the time they join the Corporation in an amount consistent with the employee's position and level of seniority. In addition, the Committee generally makes annual performance-based option grants. In making such performance-based grants, the Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of officer stock ownership, previous option grants and the current stock price. For additional information regarding the grant of options in 1997, see the table under the heading "Option Grants in Fiscal Year 1997."

   Compensation for the Corporation's President, Research Director and Chief Executive Officer, Dale Kutnick, is determined in accordance with the policies applicable to other executive officers of the Corporation described above. In 1997, Mr. Kutnick received base salary and cash bonus totaling $508,080. Mr. Kutnick's base salary of $258,500 represented an increase of $19,205, or 8%, over 1996. In addition to the achievement of performance targets in accordance with the Corporation's executive compensation policies, the Committee determined that Mr. Kutnick's 1997 compensation was justified by the Corporation's strong financial performance in 1997, a year in which the Corporation reported continued profitability in each quarter. For additional information regarding Mr. Kutnick's 1997 compensation, see the table under the heading "Summary Compensation Table."

   In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

The Compensation Committee:

Harry S. Gruner
Francis J. Saldutti
Michael Simmons

<PAGE 15>

Stock Performance Graph

   The following graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on December 1, 1995 through December 31, 1997, with the cumulative total return on the Media General Market Weighted Nasdaq Index Return ("Nasdaq Market Index") and the Media General Industry Group 094 - Other Business Services Index ("MG Group Index"). The comparison assumes $100 was invested on December 1, 1995 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.


Comparison of Five Year(1)(2) Cumulative Total Return Among
META Group, Inc., Nasdaq Market Index
and MG Group Index



                             December 1, December 31, December 31, December 31,
                                 1995        1995         1996         1997
                                  %           %             %           %
                              -----------  ------------  ------------  ------------
META Group, Inc. Common Stock   100.00     120.10         105.88         86.27
MG Group Index                  100.00     102.33         123.09        144.58
Nasdaq Market Index             100.00      99.63         123.81        151.45


_____________
(1) Prior to December 1, 1995 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

<PAGE 17>

                                   PROPOSAL II

              PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1995 PLAN

Amendment and Restatement of the 1995 Plan

   The 1995 Plan was adopted by the Corporation's Board of Directors on October 2, 1995 and approved by the Corporation's stockholders on October 4, 1995. A maximum of 1,500,000 shares of Common Stock are currently reserved for issuance under the 1995 Plan upon the exercise of options or in connection with awards of stock of the Corporation ("Awards") or the opportunity to make direct stock purchases of shares of the Corporation ("Purchases"). The Board of Directors has approved, and recommended to the stockholders that they approve, an amendment and restatement of the 1995 Plan to (i) increase the number of shares authorized for issuance pursuant to the 1995 Plan to 3,000,000 shares and (ii) extend the exercise period after death from 180 days to one year for ISOs granted after the date of stockholder approval.

   Increase in Number of Shares Reserved Under the 1995 Plan

   The Corporation's management relies on stock options as essential parts of the compensation packages necessary for the Corporation to attract and retain experienced officers and employees. The Board of Directors of the Corporation believes that the proposed increase in the number of shares available under the 1995 Plan is essential to permit its Compensation Committee and the Corporation's management to continue to provide long-term, equity-based incentives to present and future key employees.

   Since the 1995 Plan's inception in October 1995, the Corporation granted options under the 1995 Plan with fair market value exercise prices (or, in the case of Mr. Kutnick, 110% of the fair market value) as follows: to the Named Executive Officers, Mr. Kutnick, 65,000 shares; Mr. Denoyer, 17,000 shares; Mr. Fitzgerald, 28,500 shares; Mr. Gottlieb 25,500 shares; and
Mr. Zornes, 23,000 shares; all current executive officers as a group, 173,000 shares; current non-employee directors, 0 shares; and all other employees, 1,197,046 shares.

   As of April 1, 1998, approximately 1,489,048 shares remained authorized for issuance under the 1995 Plan of which approximately 1,200,631 were already reserved for outstanding options, such that only approximately 288,417 were available for new grants of options, Awards or Purchases.
If the increase in the number of shares authorized for issuance under the 1995 Plan is not approved, the Corporation may be unable to continue to provide suitable long-term equity based incentives to present and future employees. If the proposed increase in the number of shares of Common Stock issuable under the 1995 Plan from 1,500,000 to 3,000,000 is not approved by the stockholders, the Corporation will not grant options, awards, or opportunities to purchase shares under the 1995 Plan in excess of that number of shares of Common Stock remaining available under the existing 1995 Plan. The Corporation has not at the present time determined who will receive the remaining shares of Common Stock that will be authorized for issuance under the 1995 Plan if the proposed amendment and restatement of the 1995 Plan is approved.

   Extension of Exercise Period After Death to One Year

   The Board of Directors has also approved an extension of the period during which an estate (or representative or beneficiary) of an ISO holder under the 1995 Plan is permitted to exercise such holder's ISOs from 180 days to one year after the death of such holder. Such extension shall only be applicable to ISO grants made after the date the stockholders of the Corporation approve the Amended and Restated 1995 Plan. All ISO grants under the 1995 Plan made on or prior to such date shall be exercisable by an estate within the 180-day period after the optionee's death. No option, however, may be exercised after its specified expiration date. All exercises shall be otherwise made in accordance with the terms and provisions of the 1995 Plan.

<PAGE 17>

   The Board of Directors believes that the proposed extension of exercise period is an important change to the 1995 Plan and will enable the Corporation to offer an additional benefit to optionees under the 1995 Plan. As discussed above, options granted under the 1995 Plan are a critical part of the total benefits package offered to each employee of the Corporation. Such options motivate employees and enable the Corporation to attract and retain qualified personnel. The proposed extension will enhance the Corporation's ability to offer attractive benefits packages.

   More specifically, the one year period of exercise will give ISO holders more flexibility in their estate planning because their descendants will have a full year in which to determine whether to exercise the decedent's ISOs, provided that the ISO does not, by its terms, expire earlier.

Description of the 1995 Plan

   The purpose of the 1995 Plan is to provide incentives to key employees and other individuals who render services to the Corporation by providing them with opportunities to purchase stock of the Corporation. The text of the 1995 Plan, amended and restated as proposed above, is attached to this proxy statement as Appendix A. The following is a summary of the 1995
Plan and should be read together with the full 1995 Plan text.

   Under the 1995 Plan, employees of the Corporation may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Code, and directors, officers, employees and consultants of the Corporation may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) awards of stock in the Corporation ("Awards") and (iii) opportunities to make direct purchases of stock in the Corporation ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options."

   The 1995 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Subject to the terms of the 1995 Plan, the Committee has authority to determine, among other things, the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights. As of April 1, 1998 approximately 350 persons were eligible to participate in the 1995 Plan.

   Stock Rights may be granted under the 1995 Plan at any time prior to October 3, 2005. The exercise price per share of Non-Qualified Options granted under the 1995 Plan cannot be less than the minimum legal consideration required under applicable state law. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Corporation, 110% of the fair market value of the Common Stock on the date of grant). The 1995 Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of Options generally, and five years in the case of ISOs granted to an employee holding more than 10% of the total combined voting power of all classes of stock of the Corporation. Options are subject to early termination in certain circumstances.

   Each Option granted under the 1995 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

   Payment of the exercise price of an Option granted under the 1995 Plan may be made in cash or by check or, at the discretion of the Committee, by

<PAGE 18>

tendering Common Stock of the Corporation, by delivery of the grantee's personal recourse note or through delivery of an assignment of proceeds from the sale of the underlying Common Stock (or any combination thereof). In the case of ISOs, any Committee authorization of a non-cash method of payment shall be evidenced in writing at the time of the grant. The 1995 Plan contains terms providing for the exercise of Options by or on behalf of former and deceased employees, respectively, as described below.

   During the lifetime of the grantee, only the grantee may exercise a Stock Right; no assignment or transfer is permitted except by will or by the laws of descent and distribution (or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order).

   If an ISO optionee ceases to be employed by the Corporation other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 90 days from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee is disabled or dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO). Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Committee. As discussed above, the Board of Directors of the Corporation has approved, and submitted for stockholder approval, an Amended and Restated 1995 Stock Plan to, among other things, extend the exercise period after death from 180 days to one year for ISOs granted after the date of stockholder approval of the Amended and Restated 1995 Plan.

   Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction.
The Board of Directors may from time to time adopt amendments to the 1995 Plan, certain of which are subject to stockholder approval, and may terminate the 1995 Plan, at any time (although such action shall not affect Options previously granted). Any shares subject to an Option granted under the 1995 Plan, which for any reason expire or terminate unexercised, may again be available for future Option grants. Unless terminated sooner, the 1995 Plan will terminate at the end of the day on October 2, 2005.

Federal Tax Considerations

   The following discussion of United States federal income tax consequences of the issuance and exercise of Options, Awards and Purchases granted under the 1995 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the 1995 Plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state, and local tax consequences that are not discussed herein.

   The following general rules are applicable under current federal income tax law to ISOs under the 1995 Plan:

     1.	In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no tax deduction is allowed to the Corporation upon either grant or exercise of an ISO.

     2.	If shares acquired upon exercise of an ISO are not disposed of within
(i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

<PAGE 19>

      3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

      4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally should be entitled to a corresponding deduction for income tax purposes.

      5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

      6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year. If the optionee's holding period for the shares exceeds eighteen months, the optionee may be entitled to a reduced long-term capital gains rate.

      7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such a manner, special rules will apply.

      8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "alternative minimum tax" under the Code.
The Code provides that an "alternative minimum tax"(at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

      9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

   The following general rules are applicable under current federal income tax law to Non-Qualified Options under the 1995 Plan:

      	1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Corporation is not allowed a federal income tax deduction by reason of such grant.

      	2. The optionee generally will recognize ordinary compensation income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

       3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income).
If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss. If the optionee's holding period for the shares exceeds eighteen months, the employee may be entitled to a reduced long-term capital gains rate.

<PAGE 20>

      4. The Corporation generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

      5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

      6. Special rules apply if the Common Stock acquired through the exercise of a Non-Qualified Option is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

   The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1995 Plan:

   Under current federal income tax law, persons receiving Common Stock pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Votes Required for Approval

   The proposal to approve the amendment and restatement of the 1995 Plan requires approval by an affirmative vote of the holders of a majority of the Corporation's stock present, or represented, and entitled to vote at the Annual Meeting.

   The Board of Directors recommends a vote FOR Proposal II to approve the Corporation's Amended and Restated 1995 Plan, which (i) increases to 3,000,000 the number of shares authorized for issuance thereunder and
(ii) extends the exercise period after death from 180 days to one year for ISOs granted after the date of stockholder approval of the Amended and Restated 1995 Plan.

<PAGE 21>

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In 1997, the Corporation received $616,500 from First Albany Corporation in consideration of the exclusive right to distribute the Corporation's written research and analysis to certain financial services customers of First Albany Corporation. See Note 12 of Notes to Financial Statements in the Annual Report for a more detailed description of this strategic alliance. As noted elsewhere in this Proxy Statement, Mr. McNamee, a director of the Corporation, is also the Chairman and Co-Chief Executive Officer of First Albany Corporation. Mr. McNamee does not have any direct material interest in relation to this transaction.

AUDITORS FOR FISCAL 1998

   The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has served as the Corporation's auditors since fiscal 1992. It is expected that a member of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1997 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1997.

STOCKHOLDER PROPOSALS

   Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 11, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut 06912-0061, Attention: Secretary.

EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

   The Board of Directors of the Corporation has approved the contents and the sending of this proxy statement.

<PAGE 22>

                                                           APPENDIX A
                               META GROUP, INC.

                     AMENDED AND RESTATED 1995 STOCK PLAN
                     ------------------------------------

     1.	Purpose. The purpose of the META Group, Inc. Amended and Restated
1995 Stock Plan (the "Plan") is to encourage key employees of META Group, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options."
Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

      2. Administration of the Plan.

         A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors"
(as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to
(i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted;
(ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and
(viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

         B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may

<PAGE 23>

determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         C. Grant of Stock Rights to Board Members. Subject to the provisions of the first sentence of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

       3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

     	4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000, subject to adjustment as provided in paragraph 13.
If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

   No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 500,000 of shares of Common Stock under the Plan during any one fiscal year. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

      5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time on or after October 2, 1995 and prior to October 3, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under Proposed Treasury Regulation Section 1.162-27.

<PAGE 24>

      6. Minimum Option Price; ISO Limitations.

         A. Price for Non-Qualified Options, Awards and Purchases. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

         B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.
In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

         C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

         D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or
(iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

      7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than
(i) ten years from the date of grant in the case of Options generally and
(ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

<PAGE 25>

       8. Exercise of Option. Subject to the provisions of paragraphs
9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. Acceleration of Vesting. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

      9. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

      10. Death; Disability.

          A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) (a) in the case of ISOs granted on or prior to the date this Plan was amended and restated by approval of the stockholders of the Company, 180 days from the date of the optionee's death or (b) in the case of ISOs granted after the date this Plan was amended and restated by approval of the stockholders of the Company, one year from the date of the optionee's death.

          B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or any successor statute.

<PAGE 26>

      11. Assignability. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

      12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

      13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or
(iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options
(to the extent then exercisable) over the exercise price thereof.

          C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a

<PAGE 27>

"modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

      14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

      15. Term and Amendment of Plan. This Plan was originally adopted by the Board on October 2, 1995, approved by the stockholders of the Company on October 4, 1995, and amended and restated by Board approval, subject to stockholders' approval, on March 30, 1998. The Plan shall expire at the end of the day on October 2, 2005(except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of the original stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under

<PAGE 28>

the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

      16. Conversion of ISOs into Non-Qualified Options. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

      17. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

      18. Notice to Company of Disqualifying Disposition. By accepting an
ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition
(as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

      19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

      20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

   Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required

<PAGE 29>

to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

      21. Governing Law. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

Date Approved by the Board of Directors of the Company: March 30, 1998


             ------------------------------------------------


                           META GROUP, INC.
                 Proxy for Annual Meeting of Stockholders
                           May 27, 1998

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                            of META GROUP, INC.

   The undersigned, revoking all prior proxies, hereby appoints Dale Kutnick and Bernard F. Denoyer, and each of them alone, proxies, with full power of substituion, to vote all shares of Common Stock, par value $.01 per share, of META Group, Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on Wednesday, May 27, 1998, at 9:00 a.m., Connecticut time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 13, 1998, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

-----------------------------------------------------------------------------
                                                          Please mark
                                                          your votes as (X)
                                                          indicated in
                                                          this example


1. To elect (2) Class III directors to serve for a three-year term and until their sucessors have been fully elected and qualified.


 FOR all nominees           WITHHOLD            Nominees: Michael Simmons and
listed to the right         AUTHORITY                     George McNamee
(except as marked to   to vote for all nominee
   the contrary)        listed to the right     INSTRUCTIONS: To withhold
                                                authority to vote for any
       (  )                   (  )              individual nominee, write that
                                                nominee's name in the space
                                                provided below:


                                                -------------------------------


2. To approve the amendment and      3. To transact such other business as may
   restatement of the Corporation's     properly come before the meeting or any
   1995 Stock Plan                      adjournments or postponements thereof.

   FOR     AGAINST   ABSTAIN
  (   )     (   )     (   )                THE SHARES REPRESENTED BY THIS PROXY
                                           WILL BE VOTED AS DIRECTED OR, IF NO
                                           DIRECTION IS GIVEN, WILL BE VOTED FOR
                                           PROPOSALS 1 AND 2, AND DISCRETIONARY
                                           AUTHORITY WILL BE DEEMED GRANTED
                                           UNDER PROPOSAL 3.


                                           Dated:________________________, 1998

                                           ____________________________________
                                           Signature(s) of Stockholder(s)

                                           _____________________________________
                                           Please Print Name Exactly As It
                                           Appears on Books of the Corporation:

                                           (If signing as attorney, executor,
                                           trustee or guardian, please give
                                           your full title as such. If stock
                                           is held jointly, each owner should
                                           sign.)
________________________________________________________________________________